SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) August 10, 1999



                            BUTLER NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

       Delaware                       0-1678                  41-0834293
(State of incorporation)    (Commission File Number)     (I.R.S. Employer
                                                           Identification No.)



                 11920 West 161st Street, Olathe, Kansas  66062
               (Address of Principal Executive Office)  (Zip Code)

      Registrant's telephone number, including area code:  (913) 780-9595

   Former Name, former address and former fiscal year if changed since last report:


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Item 4.  Change in Registrant's Certifying Accountant

    (a)(1)(i) On August 3, 1999, Grant Thornton LLP informed the Company that it has resigned as auditors for Butler National Corporation and its subsidiaries and from their engagement to audit the consolidated financial statements of Butler National Corporation and its subsidiaries as of April 30, 1999.

         (ii) As previously reported on Form 8-K on March 31, 1999 Grant Thornton was engaged on March 30, 1999 as Registrant's independent auditors in connection with an audit of the Registrant's financial statements for the year ending April 30, 1999. The reports of the prior independent auditor, Arthur Andersen LLP on the Company's consolidated financial statements for each of the two fiscal years ended April 30, 1997 and April 30, 1998, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        (iii) N/A

         (iv) The Company has requested Grant Thornton to provide the Company with specific information regarding the existence, if any, of any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with their reports.

          (v) The Company has requested Grant Thornton to provide the Company with specific information regarding the existence, if any, of any "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

         (vi) The Company has requested that Grant Thornton immediately provide the specific information referenced above. The Company has requested that Grant Thornton LLP furnish it with a letter stating whether it agrees with the above statements.



Item 7.  Financial Statements and Exhibits

     (c)     Exhibits
                16     None.

                                  Signatures


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                                 Butler National Corporation
                                                          (Registrant)


August 10, 1999                                  /S/ Clark D. Stewart
     (Date)                                      Clark D. Stewart, President
                                                 and Chief Executive Officer


August 10, 1999                                  /S/Robert E. Leisure
     (Date)                                      Robert E. Leisure
                                                 Chief Financial Officer